Exhibit 99.2

Aikido Announces Reverse Stock Split

New York, NY / June 3, 2022 / Aikido Pharma, Inc. (NASDAQ:AIKI), today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1 for 17 (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 12:01 a.m. Eastern time on June 7, 2022 and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on June 7, 2022 under the Company’s existing trading symbol “AIKI”. At such time, the Company’s common stock will also commence trading under a new CUSIP number 0088753043.

We expect that the Reverse Stock Split, which was approved by stockholders at an annual stockholder meeting on May 20, 2022, will increase the market price per share of the Company’s common stock, bringing the Company into compliance with listing requirements for The Nasdaq Capital Market.

At the effective time of the Reverse Stock Split, every seventeen (17) shares of AIKI common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 89,294,446 million shares to approximately 5,252,555 million shares. Fractional shares resulting from the reverse stock split will be rounded down to the nearest whole share, and all currently issued shares of common stock held by a shareholder shall be aggregated for the purpose of determining whether the reverse stock split would result in the issuance of a fractional share. The shares and exercise prices, as applicable, underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly.

The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”) will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date, a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the reverse stock split can be found in the Company’s definitive proxy statement (Form DEF 14A) filed with the U.S. Securities and Exchange Commission on April 12, 2022. Continental can be reached by phone at 917-262-2378

The Company does not anticipate raising any capital in the foreseeable future.

About AIkido Pharma Inc.

AIkido Pharma Inc. was initially formed in 1967 and is a biotechnology Company with a diverse portfolio of small-molecule anticancer and antiviral therapeutics. The Company's platform consists of patented technology from leading universities and researchers, and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and University of Maryland at Baltimore. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, prostate cancer. We are constantly seeking to grow our pipeline to treat unmet medical needs in oncology. The Company is also developing a broad-spectrum antiviral platform that may potentially inhibit replication of multiple viruses including Influenza virus, SARS-CoV (coronavirus), MERS-CoV, Ebolavirus and Marburg virus.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of Aikido Pharma, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the impact of the Reverse Stock Split described in this release) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Contact:

Investor Relations:

Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

AIkido Pharma Inc.
Phone: 212-745-1373
Email: investorrelations@aikidopharma.com
www.aikidopharma.com